DATE: July 13, 1998

CONTACTS:

      John C. Mott                     David R. Alvord
      President                        President and CEO
      Oneida Valley Bancshares, Inc.   Cortland First Financial Corporation
      (315) 363-4500                   (607) 758-1201

CORTLAND FIRST FINANCIAL CORPORATION AND ONEIDA VALLEY BANCSHARES,
INC. AGREE TO MERGE
--------------------------------------------------------------------------------


      CORTLAND, NEW YORK Cortland First Financial Corporation (CTLN) and ONEIDA, NEW YORK, Oneida Valley Bancshares, Inc. (ONVB) today jointly announced that they executed an Agreement to create, through the merger of the two companies, an independent bank holding company aimed at serving the community banking market of Central New York State. The new company, to be named Alliance Financial Corporation, with consolidated assets exceeding $450 million and $50 million in capital resources, plans to expand its banking franchise through new branch openings in Onondaga County during its first twelve months of combined operations. Their respective bank subsidiaries, First National Bank of Cortland and Oneida Valley National Bank, will merge under the name Alliance Bank, N.A. Presently, the combined banks have 16 branch locations in Onondaga, Cortland, Broome, Oneida and Madison Counties and employ over 250 people.

      The proposed transaction will be a "merger of equals" and will be accounted for on a "pooling of interests" basis. It will be tax free to the shareholders of each company. The present shareholders of Cortland First and Oneida Valley will each own approximately one-half of Alliance Financial Corporation. Each Cortland First shareholder will own one share of the merged company for each Cortland First share owned, while each Oneida Valley shareholder will own at least 1.75 shares but not more than 2.0 shares of the merged company for each Oneida Valley share owned. The Oneida Valley exchange ratio (i.e., the number of shares of the merged company to be received for each Oneida Valley share owned) will equal 1.75 if the market value of Cortland First stock (near the merger date) is $30 or more per share, while it will be 2.0 if the market value of Cortland First stock is $26.25 or below per share. Between these prices, the Oneida Valley exchange ratio will be set to approximate an exchange value of $52.50 in Alliance Financial Corporation stock. The present combined market capitalization of the two companies approximates $100 million based on July 10, 1998 closing prices.

      John Mott, President of Oneida Valley, and David Alvord, President and CEO of Cortland First, said, "We are excited and enthusiastic about the alliance of our two community banking companies. This merger will allow us to continue to serve our existing core customers as we have for more than 125 years. At the same time, we will leverage our combined resources to expand our markets and enhance shareholder value through increased earnings, while maintaining our independence as a community banking enterprise."

      While the company will only have approximately three months of operations on a merged basis during fiscal 1998, the proposed transaction (exclusive of merger related expenses) is expected to be accretive to earnings. The addition of the planned new branches in the greater Syracuse area is expected to cause some temporary negative impact on the earnings of the combined company during the start-up phase of these branches. Exclusive of the non-recurring expenses anticipated, the first full year of consolidated operations in 1999 should see a material positive impact on the earnings of the combined company as anticipated revenue enhancements and cost savings are implemented. The combined company is expected to take a one-time after-tax charge of approximately $600,000 to $1,000,000 for costs to be incurred in connection with the transaction, and anticipates after-tax cost savings will be running at a $600,000 annual rate by the end of 1999.

      Messrs. Mott and Alvord also said, "This merger will allow us to provide enhanced products and services, ranging from personal loans and residential and commercial mortgages, through a full complement of corporate financing facilities, to enhanced trust and investment services. Our new market area will cover the Central New York region. Our combined resources will ensure our ability to afford the most advanced technology, to offer the widest product range, and to meet the credit needs of the small to medium-sized business borrowers in our area, well beyond what we could expect to achieve on an individual basis."

      "The merger also presents several opportunities to cost effectively consolidate our operations in many areas, including data processing and corporate staff functions. We will proceed diligently, but carefully, to merge our branch operations, products, and services without inconvenience or disruption to our customers. The advantages of this merger to our customers, communities, staff, and shareholders are truly compelling, and we are all dedicated to achieving them."

      The merger, which is expected to close in the fourth quarter of 1998, is subject to approval of the shareholders of both companies as well as regulatory approvals and other customary closing conditions. In conjunction with execution of the merger agreement, each party has granted the other an option to acquire 19.9% of its outstanding stock under certain circumstances.

      The membership of the Board of Directors of the new company and bank will be comprised of all twenty-two members of the respective boards. The Co-Chairmen and Co-CEO's of both the company and bank will be Mr. Alvord and Mr. Mott. Other senior management will be drawn from both institutions. The new company will maintain dual headquarters in Oneida, New York, and Cortland, New York.

      Cortland First Financial Corporation is the parent company for First National Bank of Cortland, an independent commercial bank serving the Cortland, Southern Onondaga, and Northern Broome County region. From its eight branches First National Bank of Cortland offers individual, business and municipal customers a full range of loan and deposit products and trust and investment services. The common stock of Cortland First Financial Corporation is publicly traded under the stock symbol "CTLN".

      Oneida Valley Bancshares, Inc. is the parent company of Oneida Valley National Bank, an independent commercial bank serving the Madison, Eastern Onondaga, and Western Oneida County region. From its eight branches Oneida Valley National Bank offers individual, business and municipal customers a full range of loan and deposit products and trust and investment services. The common stock of Oneida Valley Bancshares, Inc. is traded under the stock symbol "ONVB".

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      This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Alliance Financial Corporation following the consummation of the merger, including statements relating to the cost savings and revenue enhancements that are expected to be realized from the merger and the expected impact of the merger on financial performance. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) expected cost savings from the merger cannot be fully realized or cannot be realized as quickly as anticipated;
(2) the planned expansion into the Syracuse market is not completed on schedule or on budget or the new branches do not attract the expected loan and deposit customers; (3) competitive pressure in the banking industry increases significantly; (4) costs or difficulties related to the integration of the businesses of CTLN and ONVB are greater than expected; (5) changes in the interest rate environment reduce margins; (6) general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality; (7) changes occur in the regulatory environment; (8) changes occur in the business conditions and inflation; and (9) changes occur in the securities markets